Exhibit 99.1

Group 1 Automotive Announces Sale of Brazil Operations

- Company Anticipates Receiving BRL 510 Million in (Gross) Sales Proceeds

HOUSTON, Nov. 12, 2021 /PRNewswire/ — Group 1 Automotive, Inc. (NYSE: GPI), (“Group 1” or the “Company”), an international, Fortune 500 automotive retailer with 190 dealerships located in the U.S., U.K., and Brazil today announced that its wholly-owned subsidiary GPI SA, LLC has entered into a Share Purchase Agreement (the “Agreement”) with Original Holdings S.A., a sociedade por ações incorporated in Brazil and an affiliate of Simpar S.A, a publicly listed company in Brazil (“Original”), with UAB Motors Participações Ltda., a wholly-owned subsidiary of Group 1, as an intervening party (“UAB”). Pursuant to the terms and conditions set forth in the Agreement, Original will acquire 100% of the issued and outstanding equity interests of UAB from the Company for BRL 510 million in cash (the “Transaction”).

The Company has made customary representations, warranties, covenants, and indemnities relating to UAB and its business in the Agreement and the Transaction is subject to manufacturers approval. The parties anticipate closing the Transaction before the end of the second quarter of 2022. As of year-end 2020, UAB operated 17 dealerships which generated BRL 1.264 billion in annual revenue and retailed over 8,131 new and used vehicles, accounting for approximately 2.3% of total revenues of Group 1.

“Over the past eight years we developed a successful automotive dealer group in Brazil representing Land Rover , BMW , Honda and Toyota. Unfortunately , despite our best efforts, we were unable to attain critical mass or meaningful scale. Therefore, we decided that redeploying the capital invested in our Brazilian operations to other near-term growth opportunities is in the best interest of our shareholders,” said Earl J. Hesterberg , Group 1’s President and Chief Executive Officer.

With the divestiture of the Company’s Brazil operations, the aggregate number of Group 1 world-wide dealerships will decrease to 174, subject to the addition of approximately 30 Prime dealerships to be acquired by the Company upon closing of the previously announced transaction later this quarter .

For additional details regarding the Transaction, please see the information contained in our Form 8-K filing.

The investment firms of Laplace Finanças Empreendimentos Participações Ltda acted as financial advisor to Group 1 Automotive, Inc.

ABOUT GROUP 1 AUTOMOTIVE, INC.

Group 1 owns and operates 190 automotive dealerships, 247 franchises, and 49 collision centers in the United States and the United Kingdom and Brazil that offer 32 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Investors please visit group1corp.com, group1auto.com, group1collision.com, acceleride.com, facebook.com/group1auto, and twitter.com/group1auto, where Group 1 discloses additional information about the Company, its business, and its results of operations.

FORWARD-LOOKING STATEMENTS

To the extent that statements in this press release are not recitations of historical fact, such statements constitute “forward-looking statements” as such term is defined in the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this press release may include statements relating to goals, plans and expectations regarding the expected benefits of the proposed transaction, management plans, objectives for future operations, scale and performance, integration plans and expected synergies therefrom, the timing of completion of the proposed transaction, our financial position, results of operations, market position, business strategy and expectations of our management with respect to, among other things: changes in general economic and business conditions, including the impact of COVID-19 on the automotive industry in general, the automotive retail industry in particular and our customers, suppliers, vendors and business partners; our relationships with vehicle manufacturers; operating cash flows and availability of capital; capital expenditures; the amount of our indebtedness; the completion of pending and future acquisitions and divestitures; future return targets; general economic trends, including consumer confidence levels, interest rates and fuel prices; and automotive retail industry trends.

The following are some but not all of the factors that could cause actual results or events to differ materially from those anticipated, including: the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement; the risk that the necessary regulatory or third-party approvals may not be obtained or may be obtained subject to conditions that are not anticipated; the risk that the proposed transaction will not be consummated in a timely manner; risks that any of the closing conditions to the proposed acquisition may not be satisfied or may not be satisfied in a timely manner; risks related to disruption of management time from ongoing business operations due to the proposed acquisition; failure to realize the benefits expected from the proposed acquisition; failure to promptly and effectively integrate the acquisition; the effect of the announcement of the proposed acquisition on their operating results and businesses and on the ability of Group 1 and Prime Automotive Group to retain and hire key personnel, maintain relationships with suppliers; our ability to execute our business strategy; the annual rate of new vehicle sales in the U.S.; our ability to generate sufficient cash flows; our ability to improve our liquidity position; market factors and the future economic environment, including consumer confidence, interest rates, the price of oil and gasoline, the level of manufacturer incentives and the availability of consumer credit; the reputation and financial condition of vehicle manufacturers whose brands we represent and our relationships with such manufacturers, and their ability to design, manufacture, deliver and market their vehicles successfully; significant disruptions in the production and delivery of vehicles and parts for any reason, including natural disasters, affecting the manufacturers whose brand we sell; our ability to enter into, maintain or renew our framework and dealership agreements on favorable terms; the inability of our dealership operations to perform at expected levels or achieve expected return targets; our ability to successfully integrate recent and future acquisitions; changes in, failure or inability to comply with, laws and regulations governing the operation of automobile franchises, accounting standards, the environment and taxation requirements; our ability to leverage gains from our dealership portfolio; high levels of competition in the automotive retailing industry which may create pricing pressures on the products and services we offer; our ability to execute our capital expenditure plans; our ability to comply with our debt or lease covenants and obtain waivers for the covenants as necessary; and any negative outcome from any future litigation. These risks, uncertainties and other factors are disclosed in Group 1’s Annual Report on Form 10-K, subsequent quarterly reports on Form 10-Q and other periodic and current reports filed with the Securities and Exchange Commission from time to time.

These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein, whether as a result of new information, future events or otherwise.

Investor contacts:

Sheila Roth

Manager, Investor Relations

Group 1 Automotive, Inc.

713-647-5741 | sroth@group1auto.com

Media contacts:

Pete DeLongchamps

Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs

Group 1 Automotive, Inc.

713-647-5770 | pdelongchamps@group1auto.com

or

Clint Woods

Pierpont Communications, Inc.

713-627-2223 | cwoods@piercom.com

SOURCE Group 1 Automotive, Inc.